Exhibit 10.1

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED IN ACCORDANCE WITH THE SUBORDINATION AGREEMENT DESCRIBED IN SECTION 6 HEREOF.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	May 5, 2022

FOR VALUE RECEIVED, Interpace Biosciences, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of BroadOak Fund V, L.P. (the “Holder”), the principal sum of TWO MILLION DOLLARS AND ZERO CENTS (US$2,000,000.00) (the “Principal Amount”), together with accrued but unpaid interest thereon, payable on the dates and in the manner set forth in this subordinated convertible promissory note (this “Note”).

1. Interest. Interest will accrue on the outstanding principal balance of this Note from the date of issuance hereof until paid in full (including by way of conversion into Company Shares or an Additional Advance in accordance with the terms hereof) at a fixed rate of interest equal to nine percent (9.00%) per annum. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal balance of this Note will bear interest at a rate per annum equal to three percent (3.00%) per annum in excess of the rate otherwise applicable thereto, unless the Holder, in its sole and absolute discretion, elects to impose a smaller increase.

2. Repayment. This Note shall be “interest-only” until the Maturity Date. Unless earlier converted into Company Shares (as defined below) or an Additional Advance (as defined below), the outstanding principal amount of, and accrued but unpaid interest on, this Note will be due and payable by the Company on August 5, 2022 (the “Maturity Date”).

3. Prepayments. The Company shall have the option to prepay all or any part of this Note, provided that the Company (i) delivers written notice to the Holder of its election to prepay this Note at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment, the outstanding principal amount to be prepaid plus accrued and unpaid interest with respect to such principal amount and all other sums, if any, that are then due and payable with respect to this Note.

4. Payments.

4.1 All payments to be made by the Company hereunder shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and interest shall continue to accrue until paid. For purposes hereof, “Business Day” means any day that is not a Saturday, Sunday or federal holiday.

4.2 The Holder has the exclusive right to determine the order and manner in which all payments under this Note may be applied. The Company shall have no right to specify the order or the accounts to which the Holder shall allocate or apply any payments required to be made by the Company to the Holder or otherwise received by the Holder under this Note when any such allocation or application is not specified elsewhere in this Note.

4.3 Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the issuance of this Note shall be included and the date of payment shall be excluded.

5. Security. This Note is a general unsecured obligation of the Company.

6. Priority. Notwithstanding anything herein to the contrary, the indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full in cash of all of the indebtedness of the Company owed to Comerica Bank (the “Bank”) pursuant to that certain Loan and Security Agreement, dated as of October 13, 2021 (as the same may be amended, restated, supplemented or modified from time to time, the “Senior Loan Agreement”), in accordance with and subject to the terms of that certain Subordination and Intercreditor Agreement, dated as of November 1, 2021 (as amended by that certain First Amendment to Subordination and Intercreditor Agreement, dated as of the date hereof, and as further amended or otherwise modified from time to time, the “Subordination Agreement”), by and between the Bank and the Holder, in its capacity as Subordinated Lender (as defined below). The provisions of this Section 6 shall bind any successors or assignees of the Holder and shall benefit any successors or assigns of the Bank. This Section 6 is solely for the benefit of the Holder and the Bank and not for the benefit of the Company or any other party. The Bank is the intended third-party beneficiary of this Section 6. Notwithstanding anything to the contrary set forth herein, neither this Section 6 nor the terms of the Subordination Agreement shall preclude, restrict, prohibit or otherwise affect the conversion of this Note into Company Shares or an Additional Advance in accordance with the terms of Section 7 hereof.

7. Conversion.

7.1 Upon the date of closing of the transactions contemplated by a stock purchase agreement to be entered into by and among the Company and certain purchasers pursuant to which such purchasers shall purchase shares of the Company’s common stock, par value $0.01 per share (the “Company Shares”), in a private placement transaction which results in the Company receiving at least $10,000,000 in net cash proceeds (excluding any amounts received from the Holder and its affiliates) (the “PIPE Closing”), the outstanding principal balance of, and all accrued but unpaid interest on, this Note will automatically convert into the number of Company Shares as shall be obtained by dividing the aggregate amount of outstanding principal and accrued but unpaid interest on this Note as of such date by the purchase price per share set forth in such stock purchase agreement and rounded up to the next whole share (if applicable). The issuance of the Company Shares in conversion of this Note pursuant to this Section 7.1 shall be made in accordance with, and subject to, the same terms and conditions applicable to the issuance of the Company Shares issued by the Company in the private placement transaction contemplated by such stock purchase agreement. The Company shall provide not less than five (5) days’ prior written notice to the Holder of the PIPE Closing.

2

7.2 On the date of the PIPE Closing, the Company shall issue and deliver to the Holder a certificate or certificates evidencing the Company Shares (if certificated) into which this Note is converted, or, if the Company Shares are not certificated, shall deliver a true and correct copy of the Company’s share register reflecting the Company Shares issued to the Holder, together with such documents, instruments or other agreements as may be necessary or reasonably requested by the Holder in order to evidence the conversion of this Note into the Company Shares. Upon receipt of the foregoing, the Holder shall surrender this original Note marked “cancelled” to the Company.

7.3 In the event that the PIPE Closing has not occurred on or prior to the Maturity Date, or the Company has determined on or prior to such date that the PIPE Closing will not occur, the outstanding principal balance of, and all accrued but unpaid interest on, this Note will automatically convert into an additional term loan advance (an “Additional Advance”) under and pursuant to that certain Loan and Security Agreement, dated as of October 29, 2021 (as the same may be amended, restated, supplemented or modified from time to time, the “Subordinated Loan Agreement”), by and between the Company, the subsidiaries and affiliates of the Company identified therein as a “Borrower” and the Holder, in its capacity as the lender thereunder (in such capacity, the “Subordinated Lender”). On the date of any such conversion pursuant to this Section 7.3, all outstanding indebtedness under this Note shall be deemed to be outstanding under the Subordinated Loan Agreement and at all times thereafter shall be governed by, and subject to, the same terms and conditions applicable to the Term Loan Advance (as defined in the Subordinated Loan Agreement) owing by the Company to the Subordinated Lender thereunder and under the other Loan Documents (as defined in the Subordinated Loan Agreement) until repaid in full in accordance with the terms thereof.

7.4 On the date of any conversion pursuant to Section 7.3, the Company shall execute and deliver to the Subordinated Lender such documents, instruments or other agreements as may be necessary or reasonably requested by the Subordinated Lender in order to evidence the conversion of this Note into the Additional Advance and to ensure the validity and enforceability of such indebtedness against the Company thereunder, including with respect to any security interest granted or purported to be granted by the Company in favor of the Subordinated Lender. Upon receipt of the foregoing, the Holder shall surrender this original Note marked “cancelled” to the Company.

8. Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

8.1 Due Organization; Power and Authority; Enforceability. The Company is duly existing and in good standing as a corporation in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company’s business. The Company has full power and authority to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Company, will constitute the Company’s valid and legally binding obligation, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws affecting enforcement of creditors’ rights generally, and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3

8.2 Authorization; No Conflicts. The execution, delivery and performance by the Company of this Note have been duly authorized, and do not (i) conflict with any of the Company’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material requirements of applicable law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (collectively, any “Governmental Authority”) by which the Company or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority (collectively, any “Governmental Approval”) from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are required to be obtained in connection with the authorization and issuance of the Company Shares or the Additional Advance, as applicable) or (v) constitute an event of default under any material agreement by which the Company is bound.

8.3 Offering. Subject to the truth and accuracy of the Holder’s representations and warranties set forth in Section 9 below, the offer, sale and issuance of this Note are exempt from the registration requirements of any applicable state and federal securities laws.

8.4 Valid Issuance of Company Shares. The Company Shares, when issued, sold and delivered upon conversion of this Note, (i) will be duly authorized and validly issued, fully paid and non-assessable, (ii) will be free of restrictions on transfer, other than restrictions on transfer set forth herein and in the governing documents of the Company and restrictions on transfer under any applicable state and federal securities laws, and (iii) based upon the representations and warranties of the Holder set forth in Section 9 below, will be issued in compliance with all applicable federal and state securities laws.

9. Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

9.1 Power and Authority; Enforceability. The Holder has full power and authority to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws affecting enforcement of creditors’ rights generally, and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

9.2 Authorization; No Conflicts. The execution, delivery and performance by the Holder of this Note have been duly authorized, and do not (i) conflict with any of the Holder’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material requirements of applicable law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Holder or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which the Holder is bound.

4

9.3 Securities Laws. The Holder is acquiring this Note for its own account and acknowledges that this Note and the Company Shares or Additional Advance into which this Note may be converted (collectively, the “Securities”) are being or will be acquired by it for the purpose of investment and not with a view to distribution; the Holder has no present intention of selling, granting any participation in or otherwise distributing the Securities; and the Holder agrees that the documents evidencing the Securities will each bear a restrictive legend stating that the Securities represented thereby have not been registered under applicable federal and state securities laws and referring to restrictions on their transferability and sale.

9.4 Information. The Holder acknowledges that (i) it currently has, and immediately prior to its receipt of the offer of sale from the Company had, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment; and (ii) it has had the opportunity to ask questions of, and receive answers from, management of the Company concerning the Company and the terms and conditions of this investment and to obtain such additional information concerning the Company and its business and financial condition as the Holder has deemed necessary to enable it to make its investment decision.

9.5 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act and will furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

9.6 No Reliance. The Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Note, and the Holder has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder.

9.7 Tax Consequences of the Conversion. The Holder understands that the tax consequences of any conversion of this Note into Company Shares or an Additional Advance will depend in part on its own tax circumstances and that it must consult its own tax adviser about the federal, state and local tax consequences peculiar to its circumstances.

9.8 Restricted Securities. The Holder understands that (i) the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations and warranties set forth in this Section 9; (ii) the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities or an exemption from such registration and qualification requirements is available; and (iii) the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale, the holding period for the Securities and other requirements relating to the Company, which are outside of the Holder’s control and which the Company is under no obligation, and may not be able, to satisfy.

5

10. Events of Default; Remedies.

10.1 Events of Default. Any one of the following shall constitute an event of default (an “Event of Default”) under this Note:

(a) Payment Default. The Company fails to make any payment of principal or interest on this Note on its due date.

(b) Misrepresentation. The Company makes any representation, warranty or other statement now or later in this Note, and such representation, warranty or other statement is incorrect in any material respect when made.

(c) Insolvency. The Company is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; the Company begins an Insolvency Proceeding; or an Insolvency Proceeding is begun against the Company and not dismissed or stayed within sixty (60) days.

(d) Other Agreements. There is, under any agreement to which the Company is a party with a third party or parties, (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount individually or in the aggregate in excess of $500,000; (ii) any default by the Company, the result of which could have a material adverse effect on the Company’s business; or (iii) any event of default under or in respect of the Senior Loan Agreement or the Subordinated Loan Agreement.

10.2 Remedies. While an Event of Default occurs and continues, subject to the Subordination Agreement, the Holder may, without notice or demand, do any or all of the following: (a) declare all indebtedness outstanding under this Note to be immediately due and payable (but, if an Event of Default described in Section 10.1(c) occurs, all indebtedness under this Note shall be immediately due and payable without any action by the Holder); and/or (b) exercise all rights and remedies available to the Holder under this Note or at law or equity.

10.3 No Waiver; Remedies Cumulative. The Holder’s failure, at any time or times, to require strict performance by the Company of any provision of this Note shall not waive, affect or diminish any right of the Holder thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the parties hereto and then is only effective for the specific instance and purpose for which it is given. The Holder’s rights and remedies under this Note are cumulative. The Holder has all rights and remedies provided by law or in equity. The Holder’s exercise of one right or remedy is not an election and shall not preclude the Holder from exercising any other remedy under this Note or other remedy available at law or in equity, and the Holder’s waiver of any Event of Default is not a continuing waiver. The Holder’s delay in exercising any remedy is not a waiver, election or acquiescence.

11. Miscellaneous.

11.1 Successors and Assigns. This Note binds and is for the benefit of the successors and permitted assigns of each party. The Company may not assign this Note or any rights or obligations hereunder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s discretion). The Holder has the right, with the consent of the Company (provided that no such notice or consent shall be required if an Event of Default has occurred and is continuing), to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, the Holder’s obligations, rights, and benefits under this Note.

6

11.2 Indemnification. The Company agrees to indemnify, defend and hold the Holder and its directors, officers, employees, agents, attorneys or any other person affiliated with or representing the Holder (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this Note; and (b) all losses or expenses in any way suffered, incurred or paid by such Indemnified Person as a result of, following from, or arising from transactions between the Holder and the Company (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

11.3 Time of Essence. Time is of the essence for the performance of all obligations in this Note.

11.4 Severability of Provisions. Each provision of this Note is severable from every other provision in determining the enforceability of any provision.

11.5 Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Note, or waiver, discharge or termination of any obligation under this Note, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the parties hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on this Note. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Note represents the entire agreement about this subject matter and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties and negotiations between the parties about the subject matter of this Note shall be merged into this Note.

11.6 Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one and the same agreement.

11.7 Survival. All covenants, representations and warranties made in this Note continue in full force until this Note has terminated pursuant to its terms and all obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Note) have been paid in full and satisfied (including by way of conversion). The obligation of the Company in Section 11.2 to indemnify the Holder shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

7

11.8 Confidentiality. In handling any confidential information, the Holder shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to the Holder’s subsidiaries or affiliates; (b) to prospective transferees or purchasers of any interest in this Note (provided that the Holder shall obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena or other order (provided that, in any such instance, the Holder will provide the Company with notice as soon as reasonably practicable of such requirement so that the Company may seek a protective order or other appropriate remedy, at the Company’s expense, and if such protective order or other remedy is not obtained, the Holder agrees that it will disclose only that portion of the confidential information which it is advised by counsel is legally required to be disclosed); (d) to the Holder’s regulators or as otherwise required in connection with the Holder’s examination or audit; (e) as required in exercising remedies under this Note; and (f) to third-party service providers of the Holder so long as such service providers have executed a confidentiality agreement with the Holder with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in the Holder’s possession when disclosed to the Holder, or becomes part of the public domain after disclosure to the Holder; or (ii) disclosed to the Holder by a third party if the Holder does not know that the third party is prohibited from disclosing the information.

11.9 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between the Company and the Holder arising out of or relating to this Note, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in this Note shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

11.11 Captions. The headings used in this Note are for convenience only and shall not affect the interpretation of this Note.

11.12 Construction. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Note. In cases of uncertainty, this Note shall be construed without regard to which of the parties caused the uncertainty to exist.

11.13 Relationship. The relationship of the parties to this Note is determined solely by the provisions of this Note. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.14 Third Parties. Nothing in this Note, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Note on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Note; or (c) give any person not an express party to this Note any right of subrogation or action against any party to this Note.

11.15 Choice of Law; Venue; Jury Trial Waiver. New York law governs this Note without regard to principles of conflicts of law. The Company and the Holder each submits to the exclusive jurisdiction of the State and Federal courts in New York, New York. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Company hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Company at the address set forth in, or subsequently provided by the Company in accordance with, Section 12 of this Note and that service so made shall be deemed completed upon the earlier to occur of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

8

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE HOLDER EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS NOTE. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Note must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. The Holder and the Company may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 12.

If to the Company:

Interpace Biosciences, Inc.

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, NJ 07054

Attn: Thomas Freeburg, CFO

Email: tfreeburg@interpace.com

If to the Holder:

BroadOak Fund V, L.P.

4800 Montgomery Lane, Suite 230

Bethesda, MD 20814

Attn: Manager

Email: compliance@broadoak.com

[signature pageS follow]

9

IN WITNESS WHEREOF, the Company and the Holder have each caused this Subordinated Convertible Promissory Note to be issued as of the date first set forth above.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

BROADOAK FUND V, L.P.

By:	/s/ William Snider
Name:	William Snider
Title:	Manager

[Signature Page to Subordinated Convertible Promissory Note]